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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Abgenix, Inc. 1999 Nonstatutory Stock Option Plan and the Abgenix, Inc. Canadian Employee Stock Purchase Plan of our report dated January 24, 2002, except for Note 13 as to which the date is March 11, 2002, with respect to the consolidated financial statements of Abgenix, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                      /s/ ERNST & YOUNG LLP

Palo Alto, California
May 14, 2002

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS